Exhibit j 1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of The MainStay Funds and MainStay Funds Trust:

We consent to the use of our reports dated December 22, 2016, with respect to the financial statements of The MainStay Funds, comprising the MainStay Common Stock Fund, MainStay Convertible Fund, MainStay Global High Income Fund, MainStay Government Fund, MainStay High Yield Corporate Bond Fund, MainStay Income Builder Fund, MainStay International Equity Fund, MainStay Large Cap Growth Fund, MainStay MAP Fund, MainStay Money Market Fund, MainStay Tax Free Bond Fund, and the MainStay Unconstrained Bond Fund, and MainStay Funds Trust, comprising the MainStay Balanced Fund, MainStay California Tax Free Opportunities Fund, MainStay Cornerstone Growth Fund, MainStay Emerging Markets Opportunities Fund, MainStay Epoch U.S. All Cap Fund, MainStay Epoch U.S. Equity Yield Fund, MainStay Epoch Global Choice Fund, MainStay Epoch Global Equity Yield Fund, MainStay Epoch International Small Cap Fund, MainStay Floating Rate Fund, MainStay High Yield Municipal Bond Fund, MainStay ICAP Equity Fund, MainStay ICAP International Fund, MainStay ICAP Select Equity Fund, MainStay Indexed Bond Fund, MainStay International Opportunities Fund, MainStay New York Tax Free Opportunities Fund, MainStay S&P 500 Index Fund, MainStay Short Duration High Yield Fund, MainStay Total Return Bond Fund, MainStay Epoch U.S. Small Cap Fund (formerly MainStay U.S. Small Cap Fund), MainStay U.S. Equity Opportunities Fund, MainStay Conservative Allocation Fund, MainStay Growth Allocation Fund, MainStay Moderate Allocation Fund, MainStay Moderate Growth Allocation Fund, MainStay Epoch Capital Growth Fund, MainStay Retirement 2010 Fund, MainStay Retirement 2020 Fund, MainStay Retirement 2030 Fund, MainStay Retirement 2040 Fund, MainStay Retirement 2050 Fund, and MainStay Retirement 2060 Fund, (collectively the “Funds”), as of and for the year ended October 31, 2016, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and in the introduction to and under the headings “Disclosure of Portfolio Holdings” and "Independent Registered Public Accounting Firm" in the Statements of Additional Information in this Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 27, 2017